Exhibit 99.2
Arcadia Resources, Inc. Obtains $5 Million Revolving Line of Credit
SOUTHFIELD, Mich. — October 2, 2007 — Arcadia Resources, Inc. (AMEX: KAD), an innovator in consumer health care services, today announced that its wholly-owned subsidiary, Arcadia Products, Inc. has obtained a three-year revolving line of credit with a maximum borrowing amount of $5 million from Presidential Healthcare Credit Corporation. The available amount to be borrowed is equal to 85% of eligible accounts receivable of the Company. Advances will be used for working capital needs and general corporate purposes. The line of credit is secured by the Company’s accounts receivable.
“This line of credit will provide Arcadia with additional financial flexibility as we continue to execute our business plan and deliver on our commitment to profitability and growth based on our innovative products and services,” said Marvin Richardson, Chief Executive Officer. “We believe our ability to secure this loan facility from a well-respected institution like Presidential reflects the strengthening financial position of the Company. We are excited about the new business opportunities we see developing in 2007, and this line of credit will help us take advantage of those opportunities by providing an additional level of liquidity without relying on the equity markets.”
Headquartered in Atlanta, Presidential Healthcare Credit Corporation is a national asset-based commercial finance company that lends working capital to healthcare businesses, such as home care firms, physician practices and skilled nursing facilities.
The line of credit is subject to various covenants and restrictions as will be more fully described in the Company’s filings with the SEC.
About Arcadia Resources
Arcadia Resources, Inc. is a national provider of alternate site healthcare services and products, including respiratory and durable medical equipment; non-medical and medical staffing, including travel nursing; comprehensive central fill and licensed pharmacy services including its proprietary DailyMed Pharmacy program and a catalog of healthcare-oriented products, available for purchase on http://www.arcadiahomehealth.com and other leading retailer websites. Through industry partnerships, the Company is also establishing licensed walk-in routine (non-emergency) medical clinics inside of retail stores. Arcadia’s comprehensive solutions help organizations operate more effectively and with greater flexibility, while enabling individuals to manage illness and injury in the comfort of their own homes or through the convenience of local healthcare sites. For more information on the Company, visit our website: http://www.arcadiaresourcesinc.com. The Company’s annual report on Form 10-K for the year ended March 31, 2007 is available on the Company’s website and the SEC website (http://www.sec.gov).
Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for our services and products, required capital investment, competition, and other factors. Actual events and results may differ materially from those expressed, implied or forecasted in forward-looking statements due to a number of factors. Important factors that could cause actual results to differ materially include, but are not limited to (1) our ability to compete with our competitors; (2) our ability to generate sufficient cash flow to meet our obligations on a timely basis, including obtaining additional debt or equity financing and/or restructuring existing indebtedness and financing accounts receivables, which may be difficult due to our history of operating losses and negative cash flows; although management believes that the Company’s short-term cash needs can be adequately sourced, we cannot assure that such additional sources of financing will be available on acceptable terms, if at all, and an inability to raise sufficient capital to fund our operations would have a material adverse affect on our business and would raise substantial doubt about our ability to continue as a going concern; (3) the ability of our affiliated agencies to effectively market and sell our services and products; (4) our ability to procure product inventory for resale; (5) our ability to recruit and retain temporary workers for placement with our customers; (6) the timely collection of our accounts receivable; (7) our ability to attract and retain key management employees; (8) our ability to timely develop new services and products and enhance existing services and products; (9) our ability to execute and implement our growth strategy; (10) the impact of governmental regulations; (11) marketing risks; (12) our ability to adapt to economic, political and regulatory conditions affecting the health care industry; (13) other unforeseen events that may impact our business; (14) our ability to successfully integrate acquisitions; and (15) the ability of our new management team to successfully pursue its business plan and the risk that the Company may be required to enact restructuring measures in addition to those announced on March 30, 2007 and thereafter. The forward-looking statements speak only as of the date hereof. Additional information that could materially affect the Company may be found in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.
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Contacts:	Andrew Frank at Kreab/Strategy XXI (212) 935-0210 or Davis Hodge at Kreab/Strategy XXI (212) 935-0210